Exhibit 99.1

Biodesix Strengthens Financial Position with Equity Issuance and Amendment to Term Loan

Approximately $11.7 million in Common Shares Sold Under a Private Placement

Third Amendment to 2021 Term Loan Provides Additional Financial Flexibility for Growth

BOULDER, CO, April 11, 2022 – Biodesix, Inc. (Nasdaq: BDSX), a leading data-driven diagnostic solutions company with a focus in lung disease, announced the sale of 6,508,376 common shares on April 7, 2022 in a private placement offering that raised approximately $11.7 million in net proceeds to, among other things, fund the partial repayment of its existing term loan and general corporate purposes, including our strategic growth.

In addition, the Company entered into a Third Amendment to its 2021 Term Loan (“Third Amendment”) on April 7, 2022, which includes certain consents and waivers to provide the Company additional financial flexibility over the near term.

Under the terms of the Third Amendment to our 2021 Term Loan, the Company agreed to repayment of $3.0 million in outstanding principal in April 2022 with an additional $2.0 million to be paid no earlier than May 15, 2022, which could be extended to September 30, 2022, subject to certain debt or equity fund raising of at least $15 million, inclusive of the $11.7 million in funding through the private placement noted above, in exchange for the following:

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Consent for a $2.0 million April 2022 mutually agreed upon milestone payment under the Integrated Diagnostics Asset Purchase Agreement, as amended;
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Waiver of minimum revenue requirement for the three months ended March 31, 2022; and
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Waiver and elimination of the prepayment fee on the $3.0 million 2021 Term Loan partial repayment in April 2022 and subsequent $2.0 million principal repayment.

“This transaction marks another important milestone in the Company's effort to build an enduring business that will fundamentally change the lung diagnostic testing industry. This transaction strengthens our ability to achieve our vision, and we could not be more excited about what the future holds for Biodesix,” said Scott Hutton, CEO of Biodesix. “We believe the continued confidence and commitment demonstrated by some of our largest shareholders is a testament to our business model, the strength of our team and the huge market opportunity in front of us.”

2022 Financial Outlook

The Company reaffirms its previous guidance and anticipates generating between $37.5 million to $39.5 million in total revenue in 2022.

About Biodesix

Biodesix is a leading data-driven diagnostic solutions company with a focus in lung disease. The Company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer eight non-invasive tests for patients with lung diseases. The blood based Nodify Lung® nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT® tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. The blood based IQLung™ strategy for lung cancer patients integrates the GeneStrat ddPCR™ test, the GeneStrat NGS™ test and the VeriStrat® test to support treatment decisions across all stages of lung cancer with results in an unprecedented 36-72 hours, expediting time to treatment. Biodesix also leverages the proprietary and advanced Diagnostic Cortex® AI (Artificial Intelligence) platform, to collaborate with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. Biodesix launched the SARS-CoV-2 ddPCR™ test, the Platelia SARS-CoV-2 Total Ab, and the cPass™ SARS-CoV-2 Neutralization Antibody test (cPass™ Neutralization Test Kit, GenScript, Inc,) in response to the global pandemic and virus that impacts the lung and causes COVID-19. For more information about Biodesix, visit biodesix.com.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on Biodesix and its operations, it is possible or assumed future results of operations, including descriptions of its revenues, profitability, outlook, and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company's ability to continue as a going concern could cause actual results to differ materially from those contemplated in this press release and additionally, other factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix’s most recent annual report on Form 10-K, filed March 14, 2022 or subsequent quarterly reports on Form 10-Q during 2022, if applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Investors:

Chris Brinzey

chris.brinzey@westwicke.com

(339) 970-2843